Exhibit 10.9

FORM OF ORDINARY B SHARE

SUBSCRIPTION AGREEMENT

THIS AGREEMENT made effective as of the     day of                 ,         at [Time].

BETWEEN:

[Full Name], an individual residing in [Full Country]

(the “Purchaser”)

OF THE FIRST PART

- and -

6922767 HOLDING (CAYMAN) INC., an exempted company with limited liability incorporated under the laws of the Cayman Islands

(the “Company”)

OF THE SECOND PART
WHEREAS the Company indirectly owns 100% of CHC Helicopter LLC (“CHC”);

AND WHEREAS the Company wishes to provide eligible employees a proprietary interest in the Company and thereby encourage such employees to perform the duties of their employment to the best of their abilities and to devote their business time and efforts to increase the value of CHC and to facilitate a successful public offering or other disposition of the shares or other economic interests in CHC;

AND WHEREAS the parties hereto have entered into this Agreement to permit the Purchaser to acquire Shares.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the terms and conditions herein contained the parties hereto covenant and agree with each other as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions

In this Agreement, unless the context otherwise requires:

(a)	“Agreement” means this Agreement entitled “Subscription Agreement” as the same may be supplemented or amended from time to time; “hereof”, “herein”, “hereto”, and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular article or section;

(b)	“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder;

(c)	“Effective Date” means November 11, 2011, or such other date as may be agreed to in writing by the Company and the Purchaser;

(d)	“Management Shareholders Agreement” means the shareholder agreement dated as of September 16, 2008 entered into among the Company, the Purchaser and certain other management employees of CHC or its Affiliates;

(e)	“Purchaser Shares” has the meaning ascribed thereto in Section 2.1;

(f)	“Shares” means Ordinary B Shares in the capital of the Company; and

(g)	“Subscription Price” means US $ per Share.

Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Management Shareholder Agreement.

1.2	Interpretation

In this Agreement, and in any amendment hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the headings and subheadings inserted in this Agreement are designed for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and

(b)	the word “including” and following any general statement, term or matter, shall not be construed to limit such general statement, term or matter to a specific item or matter set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “include but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could possibly fall within the broadest possible scope of such general statement, term or matter.

1.3	Construction

Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and neuter.

ARTICLE 2

SUBSCRIPTION AND SHARE ISSUANCE

2.1	Subscription by Purchaser in respect of Grant

The Purchaser hereby irrevocably subscribes for [Subscription Grant] Shares (“Purchaser Shares”) at the Subscription Price and tenders payment in full of the aggregate Subscription Price.

2.2	Issuance of Shares

As soon as practicable following receipt of the aggregate Subscription Price in respect of the Purchaser Shares, the Company shall issue the Purchaser Shares, as fully paid and non-assessable, to the Purchaser and cause the Purchaser to be registered as the holder of such Shares in the share register of the Company.

ARTICLE 3

MANAGEMENT SHAREHOLDER AGREEMENT

3.1	Execution of Management Shareholder Agreement

This subscription is subject to the execution of, and agreement to be bound by, the Management Shareholder Agreement by the Purchaser concurrently herewith.

ARTICLE 4

GENERAL MATTERS RELATING

TO THE HOLDING OF SHARES

4.1	Representations and Warranties by Purchaser

The Purchaser represents and warrants to the Company that:

(a)	in making this investment decision, the Purchaser is relying on his or her own examination of the Company and the terms of the investment, including the merits and risks involved. The Purchaser acknowledges that neither the Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission or foreign securities agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of the investment, nor is it intended that the SEC or any other such regulatory authority will do so;

(b)	the Purchaser has had the opportunity to ask the Company for and to review, and has received and reviewed, all reasonable additional information considered by the Purchaser to be necessary to verify the accuracy of or to supplement the information presented to the Purchaser in connection with this Agreement;

(c)	the Purchaser is (i) a sophisticated investor and is familiar with the business and current financial condition of CHC, (ii) has such knowledge of financial and business affairs as to be capable of evaluating the merits and risks of an investment in the Purchaser Shares and (iii) is able to bear the economic risk of a loss of the entire investment in such Purchaser Shares;

(d)	the Purchaser has (i) been advised and understands that any investment in the Purchaser Shares is illiquid and involves a high degree of risk; and (ii) no need for liquidity in this investment;

(e)	the Purchaser has read, understands and is fully familiar with this Agreement and the constating documents of the Company, has received no solicitation or general advertisements and has attended no seminar or other public promotional meeting relating to investments in the Purchaser Shares;

(f)	the Purchaser has the capacity to enter into and give full effect to this Agreement;

(g)	the Purchaser is subscribing for the Purchaser Shares voluntarily and has not been induced to so subscribe by expectation of employment or continued employment with the Company or an Affiliate of the Company;

(h)	this Agreement has been duly executed and delivered by the Purchaser;

(i)	this Agreement constitutes a legal, valid and binding obligation enforceable against the Purchaser in accordance with its terms;

(j)	the Purchaser will, upon acceptance by the Company of his or her payment of the aggregate Subscription Price, be the sole legal and beneficial owner of the Purchaser Shares; and

(k)	the Purchaser has had the opportunity to consult his or her own attorney, financial advisor and tax advisor as to legal, financial or tax advice related to this Agreement.

4.2	Additional Notices to Purchaser

(a)	The Purchaser Shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state and provincial securities law.

(b)	The offer and sale of Purchaser Shares contemplated hereby is made in reliance upon exemptions from registration under the Securities Act, and exemptions from the prospectus requirements of other applicable provincial and foreign securities legislation.

4.3	No Transfer or Encumbrance Except in Compliance with this Agreement

The Purchaser Shares may not be directly or indirectly Transferred except as expressly permitted in this Agreement and in the Management Shareholders Agreement.

4.4	Share Certificates

The Purchaser will not receive certificates with respect to Purchaser Shares.

ARTICLE 5

GENERAL

5.1	Applicable Law

This Agreement shall be construed and governed by the laws of the State of New York, United States of America and the parties hereto agree to attorn to the non-exclusive jurisdiction of the courts of the New York, United States of America.

5.2	Not a Contract of Employment

The Purchaser’s subscription for Purchaser Shares pursuant to this Agreement is entirely voluntary and not obligatory and shall not be interpreted as conferring upon the Purchaser any rights or privileges other than those rights and privileges expressly provided in this Agreement. Without limiting the generality of the foregoing, nothing herein contained shall be deemed to give the Purchaser or any other person, whether or not in the employ of CHC, any right to continue in the employment of the Company, CHC or an affiliate of either, nor to interfere with the right of the Company, CHC or an affiliate of either, to terminate the employment of the Purchaser at any time. Similarly, nothing in this Agreement or the Purchaser’s opportunity to subscribe for the Purchaser Shares shall be construed to provide the Purchaser with any rights whatsoever to subscribe for additional Shares in the future.

5.3	Severability

Each provision of this Agreement is intended to be severable. If any provision hereof is illegal, invalid or unenforceable, such provision shall be deemed to be severed and deleted therefrom and such illegality, invalidity or unenforceability shall not in any manner affect the validity or enforceability of the remainder hereof.

5.4	Currency

All references herein to currency shall unless otherwise noted be references to currency of the United States, and all payments contemplated herein shall be made by cash, certified cheque or wire transfer of immediately available funds.

5.5	Taxes

Neither the Company nor any Affiliate of the Company (which for the purposes of this Agreement includes their respective directors, officers and employees) shall have any liability for: (i) the income or other tax consequences to the Purchaser arising from the purchase and issuance of the Purchaser Shares; or (ii) any change in the value of the Purchaser Shares or the Company.

5.6	Entire Agreement

This Agreement and the Management Shareholders Agreement constitute the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties, negotiations and discussions, whether oral or written, among the parties hereto with respect thereto and supersedes and replaces all other agreements relating to the Purchaser Shares.

5.7	Time of Essence

Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

5.8	Separate Counterparts

This Agreement may be executed by facsimile by the parties hereto in separate counterparts, each of which when so executed and delivered shall be or shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

5.9	Amendments

No amendment, supplement, modification, waiver or termination of this Agreement shall be binding on the parties unless same is in writing and signed by the Company and the Purchaser.

5.10	Compliance with Applicable Law

The issuance of any Shares by the Company pursuant to this Agreement or the obligation of the Company to provide any Shares is subject to compliance with Applicable Law. The Purchaser agrees to comply with all such Applicable Law and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with Applicable Law.

5.11	Further Assurances

The parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement. Each party shall provide and execute such further documents or instruments as may be reasonably required by any other party, exercise its influence and do and perform or cause to be done or performed such further and other acts as may be reasonably necessary or desirable to effect the purpose of and to carry out the provisions of this Agreement.

5.12	Assignability

Neither this Agreement nor any rights or obligations of any of the Purchaser under this Agreement may be assigned by the Purchaser without the prior written consent of the Company.

5.13	Binding Effect

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date and year first above written.

By:
[Full Name]

6922767 HOLDING (CAYMAN) INC.

By:
Name:
Title: